Exhibit 99.1








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                                MERGER AGREEMENT

     This Merger  Agreement  dated as of August 1, 1998, is by and between R.M.&
M. Acquisition, Inc., a Delaware corporation (and a wholly-owned subsidiary of Palm Desert Art, Inc., a Delaware corporation) ("RAI") and R M & M Framemakers, Inc. a New York corporation, such corporations being collectively referred to below as the "Constituent Corporations", Robert G. Mohr ("Mohr") and Susan Mohr residing at 162 Sickle Hill Road, Berne, New York 12023 (collectively "Shareholders").

                                    Recitals

     R M & M Framemakers, Inc. (hereinafter "RM&M") is a corporation organized and existing under the laws of the State of New York, having an authorized capital of 100 shares of common stock, no par value (the "Common Stock of R M & M"), of which 100 shares are issued and outstanding as of the date of this contract;

     R. M. & M. Acquisition, Inc. (hereinafter "RAI") is a corporation organized and existing under the laws of the State of Delaware, having an authorized capital of 100 shares of common stock, no par value (the "Common Stock of RAI"), of which 100 shares are issued and outstanding as of the date of this contract;

     Palm Desert Art, Inc. (hereinafter "Palm") is a corporation duly organized and existing under the laws of the State of Delaware having, as of the Merger Date (as that term is defined herein) an authorized capitalization which consists of 25,000,000 shares of voting common stock, par value $.001 of which 3,917,974 shares are issued and outstanding (the "Common Stock of Palm");

     The respective boards of directors of RM&M, Palm and RAI have each approved this Merger Agreement providing for the merger of RM&M with and into RAI with RAI as the surviving corporation as authorized by the statutes of the state of Delaware.

     Palm, RAI, RM&M and Shareholders have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of August 1, 1998, setting forth certain representations, warranties, covenants, agreements, and conditions in connection with the merger;

     Shareholders own all the issued and outstanding voting shares of RM&M.

                                    Agreement

     In consideration of the premises and mutual agreements, provisions and covenants contained herein, and for the purpose of setting forth the terms and conditions of the merger and the manner and basis of causing the shares of RM&M to be converted into shares


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of common stock of Palm, par value $.001 per share (the  "Exchanged Palm Stock")
and such other provisions as are deemed necessary or desirable, it is agreed by and between the parties that, in accordance with the provisions of the laws of Delaware and New York, respectively, that RAI and RM&M shall be, and they are, as of the Merger Date (as defined in paragraph 3 of Article I) merged into a single surviving corporation (sometimes called the "surviving corporation"), which shall be and is RAI, one of the constituent corporations, which shall continue its corporate existence and remain a Delaware corporation governed by the laws of that state, all on the terms and conditions set forth as follows:

                                    Article I
                                     Merger

     1. This Agreement of merger (sometimes called the "Merger Agreement"), shall be submitted for adoption and approval of the board of directors of Palm and RAI and of the shareholders of RM&M as provided by their respective state general corporation law.

     2. Upon the adoption and approval of this Agreement by the board and shareholders of the respective constituent corporations, the facts shall be certified on this Agreement or in a Certificate of Merger and this Agreement or a Certificate of Merger shall be signed, acknowledged, filed and recorded in the manner required by Delaware and New York general corporation law.

     3. The merger of RM&M into RAI shall become effective as of August 1, 1998 (the "Merger Date").

                                   Article II
                    Name and Continued Corporate Existence of
                              Surviving Corporation

     The corporate name of RAI, the constituent corporation whose corporate existence is to survive this merger and continue thereafter as the surviving corporation, and its identity, existence, purposes, powers, objects, franchises, rights and immunities shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of RM&M shall be wholly merged into RAI. Accordingly, on the Merger Date the separate existence of RM&M, except insofar as continued by statute, shall cease.

                                   Article III
                                  Governing Law
                          Certificate of Incorporation

     As stated, the laws of Delaware shall govern the surviving corporation. From and after the Merger Date, the amended certificate of incorporation of RAI attached as Appendix A and incorporated with the same force and effect as if here set out in

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full (which Appendix A represents the composite  certificate of incorporation of
RAI filed in the office of the Secretary of State of the State of Delaware on July 27, 1998 and all amendments now in force, together with further amendments of articles Third, Fourth and Ninth, to read as set forth, which further amendments shall become effective upon the Merger Date) shall be and become the certificate of incorporation of the surviving corporation. In addition to the powers conferred upon it by law, the surviving corporation shall have the powers set forth in Appendix A and be governed by those provisions. From and after the Merger Date, and until further amended as provided by law, Appendix A may be certified, separate and apart from this Agreement, as the certificate of incorporation of the surviving corporation.

                                   Article IV
                         Bylaws of Surviving Corporation

     From and after the Merger Date, the present bylaws of RAI shall be and become the bylaws of the surviving corporation until they shall be altered, amended or repealed, or until new bylaws shall be adopted, in accordance with the provisions of law, the bylaws and the certificate of incorporation of the surviving corporation.

                                    Article V
                             Directors and Officers

     1. The number of directors of the surviving corporation, who shall hold office until their successors have been duly elected and shall have qualified, or as otherwise provided in the certificate of incorporation of the surviving corporation or its bylaws, shall be one (1) until changed by action of the board of directors of the surviving corporation pursuant to its bylaws; and the name of the first director of the surviving corporation is as follows:

         Hugh G. Pike

     2.  The  first  annual  meeting  of  the   shareholders  of  the  surviving
corporation after the Merger Date shall be the annual meeting provided by the bylaws of the surviving corporation for the year 1999.

     3. The first officers of the surviving corporation, who shall hold office until their successors have been elected or appointed and shall have qualified, or as otherwise provided in its bylaws, are the officers of RAI immediately prior to the Merger Date.

     4. If, on or after the Merger Date, a vacancy shall for any reason exist in the board of directors of the surviving corporation, or in any of the offices, the vacancy shall be filled in the manner provided in the certificate of incorporation of the

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surviving corporation or in its bylaws.

                                   Article VI
                     Capital Stock of Surviving Corporation

     The capitalization of the surviving  corporation upon the Merger Date shall
be  as  set  forth  in  the  certificate  of   incorporation  of  the  surviving
corporation.

                                   Article VII
                      Manner and Basis of Converting Shares

     Each issued share of common stock, of the $.01 par value of RAI, including shares held in the treasury of RAI, shall, on the Merger Date continue to be issued shares of common stock, $.01 par value per share, of the surviving corporation. All of the shares of common stock, no par value, of RM&M outstanding on the Merger Date (called "RM&M Stock"), and all rights attendant thereto shall upon the Merger Date be exchanged for 645,000 shares of common stock, par value $.001 per share of Palm.

                                  Article VIII
                             Assets and Liabilities

     On the Merger Date, all property, real, personal and mixed, and all debts due to either of the constituent corporations on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to either of constituent corporations shall be taken by and deemed to be transferred to and vested in the surviving corporation without further act or deed; and all property and every other interest shall be as effectively the property of the surviving corporation as it was of the respective constituent corporations, and the title to any real estate or any interest, whether vested by deed or otherwise, in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of either of the constituent corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective constituent corporations shall attach to the surviving corporation, and may be enforced against it to the same extent as if the debts, liabilities, obligations and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the constituent corporations may be prosecuted to judgment as if the merger had not taken place, or the surviving corporation may be submitted in place of either of the constituent corporations. The parties respectively agree that from time to time, when requested by the surviving corporation or by its successors or assigns, they will execute and deliver or cause to be executed and delivered all deeds and instruments, and will take or cause to be taken all further or other action, as the surviving corporation may deem necessary or desirable in order to vest in and

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confirm to the surviving  corporation  or its successors or assigns title to and possession of all the property and rights and otherwise carry out the intent and purposes of this Agreement.

                                   Article IX
                 Conduct of Business by Constituent Corporations

     Prior to the Merger Date, RM&M shall conduct its business in its usual and ordinary manner, and shall not enter into any transaction other than in the usual and ordinary course of such business except as provided. Without limiting the generality of the above RM&M shall not, except as otherwise consented to in writing by Palm or RAI or as otherwise provided in this Agreement:

     (1) Issue or sell any shares of its capital stock in addition to those outstanding on this date;

     (2) Amend its certificate of incorporation or its bylaws;

     (3) Issue or contract to issue funded debt;

     (4) Declare or pay any dividend or make any other distribution upon or with respect to its capital stock;

     (5) Repurchase any of its outstanding stock or by any other means transfer any of its funds to its shareholders either selectively or rateably, in return for value or otherwise, except as salary or other compensation in the ordinary or normal course of business;

     (6) Undertake or incur any obligations or liabilities except current obligations or liabilities in the ordinary course of business and except for liabilities for fees and expenses in connection with the negotiation and consummation of the merger in amounts to be determined after the Merger Date;

     (7) Mortgage, pledge, subject to lien or otherwise encumber any realty or any tangible or intangible personal property;

     (8) Sell, assign or otherwise transfer any tangible assets of whatever kind, or cancel any claims, except in the ordinary course of business;

     (9) Sell, assign, or otherwise transfer any trademark, trade name, patent or other intangible asset;

     (10) Default in performance of any material provision of any material contract or other obligation;

     (11) Waive any right of any substantial value; or

     (12) Purchase or otherwise acquire any equity or debt security of another corporation except to realize on an otherwise worthless

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debt.

                                    Article X
                             Consummation of Merger

     All expenses incurred in consummating the plan of merger shall, except as otherwise agreed in writing between the constituent corporations, be borne by the constituent corporations. If the merger is not completed, each of the constituent corporations shall be liable for, and shall pay, the expenses incurred by it.

     The filing and recording of this Agreement may be deferred from time to time by mutual consent of the respective boards of directors of each of the constituent corporations, and, to the extent provided in (1), (2), (3) and (4) below, the merger may be abandoned:

     (1) By the mutual consent of the respective boards of directors of each of the constituent corporations;

     (2) At the election of the board of directors of RAI, if, in the judgment of board any judgment is rendered relating to any legal proceeding not commenced and the existence of the judgment will or may materially affect the rights of either constituent corporation to sell, convey, transfer or assign any of its assets or materially interfere with the operation of its business, renders the merger impracticable, undesirable or not in the best interests of its shareholders; or

     (3) At the election of the board of directors of either constituent corporation if-

          (a) The warranties and representations of the other constituent corporation contained in this Agreement shall not be substantially accurate in all material respects on and as of the date of merger; or the covenants of the other constituent corporation shall not have been performed or satisfied in all material respects; or

          (b) It shall not have received an opinion of counsel for the other constituent corporation to the effect that: (i) any other constituent corporation is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation; (ii) all outstanding shares of stock of the constituent corporation have been duly and validly authorized, are validly issued and outstanding, and are fully paid and nonassessable; and (iii) all corporate action (other than the filing and recording of this Agreement)

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     required for the  consummation of the merger  contemplated  hereby has been taken by the constituent corporation; or

          (c) The taking of any steps necessary to effect the merger by either of the constituent corporations shall be permanently or temporarily enjoined by a court having jurisdiction; or

          (d) It shall not have received an opinion of counsel selected by Palm and RAI to the effect that the shares of stock of the surviving corporation to be issued, as provided, upon conversion of shares of stock of RM&M will be legally and validly authorized and, when issued, will be validly issued, fully paid and nonassessable shares of stock of the surviving corporation.

     (4) If the Merger Date shall not have occurred by 5:00 p.m. August 22, 1998 then, at the option of the board of directors of either constituent corporation the merger may be abandoned.

     In the event of the abandonment of the merger pursuant to the foregoing provisions, this Agreement shall become void and have no effect, without any liability on the part of either of the constituent corporations or its shareholders or directors or officers in respect of this merger except the obligation of each constituent corporation to pay its own expenses as provided in this Article X.

                                   Article XI
                                 Resident Agent

     The respective names of the county and the city within the county in which the principal office of the surviving corporation is to be located in the State of California, the street and number of the principal office, the name of the registered agent will, as of the Merger Date, be as set forth in article second of the certificate of incorporation of the surviving corporation.

                                   Article XII
                   Right to Amend Certificate of Incorporation

     The surviving corporation reserves the right to amend, alter, change or repeal its certificate of incorporation in the manner now or later prescribed by statute or otherwise authorized by law; and all rights and powers conferred in the certificate of incorporation on shareholders, directors or officers of the surviving corporation, or any other person, are subject to this reserved power.


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                                  Article XIII
                                  Miscellaneous

     1. The representations and warranties contained in the Agreement and Plan of Reorganization and any liability of one constituent corporation to the other for any default under the provisions of Article IX of this Agreement, shall expire with, and be terminated and extinguished by, the merger under this Agreement on the Merger Date.

     2. To enable RAI to coordinate the activities of RM&M into those of RAI on and after the Merger Date, RM&M shall, before the Merger Date, afford to the officers and authorized representatives of RAI free and full access to the plants, properties, books and records of RM&M, and the officers of RM&M will furnish RAI with financial and operating data and other information as to the business and properties of RM&M as RAI shall from time to time reasonably request. Palm, RAI and RM&M agree that, unless and until the merger contemplated by this Agreement has been consummated, Palm, RAI and RM&M and their officers and representatives will hold in strict confidence all data and information obtained from one another as long as it is not in the public domain, and if the merger provided for is not consummated as contemplated, Palm, RAI and RM&M will each return to the other party all data as the other party may reasonably request.

     3. For the convenience of the parties and to facilitate the filing or recording of this Agreement, any number of counterparts may be executed and each executed counterpart shall be deemed to be an original instrument.

     In witness, the directors, or a majority of them, of each of the constituent corporations have duly subscribed their names to this Agreement under the corporate seal of their respective corporation, all as of the day and year first written above.

WITNESS:                                       PALM DESERT ART, INC.

                                               By: /s/ Hugh G. Pike
-----------------------                            ---------------------------
                                                   Hugh G. Pike, President


WITNESS:                                       R. M. & M. ACQUISITION, INC.

                                               By: /s/ Hugh G. Pike
-----------------------                            ---------------------------
                                                   Hugh G. Pike, President


WITNESS:                                       R. M. & M. FRAMEMAKERS, INC.

                                               By: /s/ Robert Mohr
-----------------------                            ---------------------------
                                                   Robert Mohr, President


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WITNESS:

                                                   /s/ Robert Mohr
-----------------------                            ---------------------------
                                                   Robert Mohr, Shareholder


WITNESS:
                                                   /s/ Susan Mohr
-----------------------                            ---------------------------
                                                   Susan Mohr, Shareholder



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